                                                                    EXHIBIT 10.1





                               SERVICING AGREEMENT

                                  BY AND AMONG


                           BNY MIDWEST TRUST COMPANY,
                       AS TRUSTEE AND SUPERVISORY SERVICER

                          PMC JOINT VENTURE, L.P. 2001,
                                    AS ISSUER

                                       AND

                                PMC CAPITAL, INC.
                                       AND
                              PMC COMMERCIAL TRUST,
                                  AS SERVICERS

                              --------------------

                            DATED AS OF JUNE 26, 2001

                              --------------------

                                   $75,378,920
                          PMC JOINT VENTURE, L.P. 2001
                          LOAN-BACKED FIXED RATE NOTES

                                TABLE OF CONTENTS



                                                     ARTICLE 1
DEFINITIONS ......................................................................................................1


                                                     ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS.........................................................................1

         SECTION 2.1       REPRESENTATIONS AND WARRANTIES OF SERVICER.............................................1

         SECTION 2.2       COVENANTS OF SERVICERS.................................................................3

         SECTION 2.3       CLOSING CERTIFICATE AND OPINION........................................................5

         SECTION 2.4       FIDELITY BOND AND INSURANCE............................................................5

         SECTION 2.5       ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS....................6

         SECTION 2.6       MERGER OR CONSOLIDATION................................................................6

         SECTION 2.7       INDEMNIFICATION........................................................................6


                                                     ARTICLE 3
GENERAL ADMINISTRATION AND SERVICING OF LOANS.....................................................................7

         SECTION 3.1       GENERAL DUTIES OF THE SERVICERS........................................................7

         SECTION 3.2       NO ASSIGNMENT OR DELEGATION OF DUTIES BY SERVICERS.....................................8

         SECTION 3.3       ESTABLISHMENT OF LOCKBOX ACCOUNT; NOTICES TO OBLIGORS; DEPOSITS IN LOCKBOX ACCOUNT.....8

         SECTION 3.4       PERMITTED WITHDRAWALS FROM THE LOCKBOX ACCOUNT.........................................9

         SECTION 3.5       PAYMENT OF TAXES AND OTHER CHARGES....................................................10

         SECTION 3.6       COLLECTION OF CERTAIN LOAN PAYMENTS...................................................10

         SECTION 3.7       LIMITATION OF LIABILITY OF SERVICERS' OFFICERS AND OTHERS.............................10

         SECTION 3.8       SERVICING COMPENSATION; ADVANCES AND EXPENSES.........................................10

         SECTION 3.9       THE TRUSTEE'S, THE NOTEHOLDERS' AND SUPERVISORY SERVICER'S RIGHT TO EXAMINE SERVICER
                           RECORDS AND AUDIT OPERATIONS..........................................................11

         SECTION 3.10      MAINTENANCE AND RELEASE OF LOAN DOCUMENTATION; SATISFACTION OF MORTGAGES..............11

         SECTION 3.11      NOTICE OF LIENS AND OTHER ACTIONS.....................................................13

         SECTION 3.12      WAIVERS, RELEASES, CONDEMNATIONS, EASEMENTS AND ALTERATIONS...........................14

         SECTION 3.13      LIMITATION ON LIABILITY OF SERVICERS AND OTHERS.......................................14

         SECTION 3.14      PROPERTY ADDRESS CHANGE...............................................................14


                                                     ARTICLE 4
SPECIFIC SERVICING PROCEDURES ...................................................................................14

         SECTION 4.1       ASSUMPTION AGREEMENTS.................................................................14

         SECTION 4.2       SERVICING DELINQUENT ACCOUNTS; LIQUIDATION OF LOANS...................................15

         SECTION 4.3       FORECLOSURE EXPENSES..................................................................18

         SECTION 4.4       TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.....................................18


                                                     ARTICLE 5
REPORTS TO BE PROVIDED BY SERVICERS .............................................................................20

         SECTION 5.1       DETERMINATION DATE REPORTS............................................................20

         SECTION 5.2       REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY..........................22

         SECTION 5.3       QUARTERLY STATEMENT AS TO COMPLIANCE..................................................22

         SECTION 5.4       ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT...............................23

         SECTION 5.5       SERVICERS' FINANCIAL STATEMENTS; ANNUAL CERTIFICATION.................................23


                                                     ARTICLE 6
DEFAULTS ........................................................................................................24

         SECTION 6.1       SERVICER DEFAULTS.....................................................................24

         SECTION 6.2       NOTICE OF SERVICER DEFAULT............................................................25

         SECTION 6.3       REMEDIES..............................................................................25

         SECTION 6.4       ADDITIONAL REMEDIES OF TRUSTEE UPON SERVICER DEFAULTS.................................25

         SECTION 6.5       SUPERVISORY SERVICER TO ACT; APPOINTMENT OF SUCCESSOR.................................26

         SECTION 6.6       WAIVER OF DEFAULTS....................................................................26


                                                     ARTICLE 7
TERMINATION .....................................................................................................27

         SECTION 7.1       SERVICERS NOT TO RESIGN...............................................................27

         SECTION 7.2       TERM OF AGREEMENT.....................................................................27


                                                     ARTICLE 8
MISCELLANEOUS PROVISIONS ........................................................................................27

         SECTION 8.1       AMENDMENT.............................................................................27

         SECTION 8.2       GOVERNING LAW.........................................................................27

         SECTION 8.3       NOTICES...............................................................................28

         SECTION 8.4       SEVERABILITY OF PROVISIONS............................................................28

         SECTION 8.5       NO PARTNERSHIP........................................................................28

         SECTION 8.6       COUNTERPARTS..........................................................................28

         SECTION 8.7       SUCCESSORS AND ASSIGNS................................................................28

         SECTION 8.8       NOTIFICATION TO RATING AGENCY AND NOTEHOLDERS.........................................28

         SECTION 8.9       INDULGENCES; NO WAIVERS...............................................................28

         SECTION 8.10      TITLES NOT TO AFFECT INTERPRETATION...................................................29

         SECTION 8.11      ENTIRE AGREEMENT......................................................................29

         SECTION 8.12      RECORDATION OF AGREEMENT..............................................................29

         SECTION 8.13      FURTHER ASSURANCES....................................................................29



EXHIBIT A    -    Form of Trust Receipt
EXHIBIT B    -    Form of Lockbox Letter Agreement
EXHIBIT C    -    Form of Lockbox Notice Letter
EXHIBIT D    -    Form of Determination Date Report
EXHIBIT E    -    Form of Annual Statement
EXHIBIT F    -    Quarterly Officer's Certificate
EXHIBIT G    -    Officer's Certificate
EXHIBIT H    -    Form of Obligor Letter

SCHEDULE     -    Definitions

                               SERVICING AGREEMENT

         This Servicing Agreement (this "Agreement"), dated as of June 26, 2001 is made and entered into by and among BNY MIDWEST TRUST COMPANY, as trustee (the "Trustee"), and as Supervisory Servicer (the "Supervisory Servicer"), PMC JOINT VENTURE, L.P. 2001, a Delaware limited partnership, as issuer (the "Issuer"), and PMC CAPITAL, INC., a Florida corporation ("PMC") and PMC COMMERCIAL TRUST, a Texas real estate investment trust ("PMCT"), as servicers (PMC and PMCT are hereinafter collectively referred to as the "Servicers").

                              PRELIMINARY STATEMENT

         The Issuer is the owner of the Loans and the other property being pledged, assigned and conveyed by it to the Trustee for inclusion in the Trust Estate pledged to secure the Notes issued pursuant to the Indenture. The Servicers are in the business, among other things, of servicing mortgage loans. The Issuer hereby appoints each Servicer to service the Loans that were transferred by such Servicer to the Issuer and are included in the Trust Estate, and each Servicer hereby accepts such appointment. The Supervisory Servicer is responsible for providing supervisory and monitoring duties with respect to certain obligations of the Servicers.

         All covenants and agreements made by the Issuer, the Servicers, the Supervisory Servicer and the Trustee herein are for the benefit of the Holders from time to time of the Notes, the Trustee and the Supervisory Servicer. The Issuer, the Trustee, the Supervisory Servicer and the Servicers are entering into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         In consideration of the mutual agreements herein contained, the Issuer, the Servicers, the Supervisory Servicer and the Trustee hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule 1 attached hereto. Unless otherwise provided, all calculations of interest pursuant to this Agreement are based on a 360-day year of twelve 30-day months.

                                   ARTICLE 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF SERVICER. Each Servicer hereby represents and warrants on behalf of itself to the Trustee for the benefit of the Noteholders, the Supervisory Servicer and the Issuer as of the Closing Date, and at all times during the term of this Agreement shall be deemed to represent and warrant on behalf of itself, that:




SERVICE AGREEMENT - PAGE 1

         (a) Such Servicer has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on the enforceability of, or its ability to service, a Loan and no demand for such qualification has been made upon such Servicer by any state, and, in any event such Servicer is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Loan and the servicing of the Loans in accordance with the terms of this Agreement;

         (b) Such Servicer holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business (except where the failure to obtain same would not materially and adversely affect such Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement) and has received no notice of proceedings relating to the revocation of any such license, certificate or permit which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of such Servicer;

         (c) Such Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Servicer, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and
(ii) by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) Neither the execution and delivery by such Servicer of this Agreement, the consummation by such Servicer of the transactions contemplated hereby, nor the fulfillment of or compliance by such Servicer with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of such Servicer's organizational documents or bylaws or any legal restriction or any material agreement or instrument to which such Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Servicer or its property is subject;

         (e) At the date hereof, such Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each of its covenants contained in this Agreement;

         (f) There is no litigation pending or, to such Servicer's knowledge, threatened, which, if determined adversely to such Servicer, would materially and adversely affect the execution, delivery or enforceability of this Agreement, or the ability of such Servicer to service the Loans hereunder in accordance with the terms hereof or which would have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of such Servicer;

         (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Servicer of or compliance




SERVICE AGREEMENT - PAGE 2
by such Servicer with this Agreement or the consummation by such Servicer of the transactions contemplated by this Agreement or if any such consent, approval, authorization or order is required, such Servicer has obtained or will obtain it prior to the time necessary for such Servicer to perform its obligations hereunder;

         (h) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements relating to such Servicer contained therein not misleading; and

         (i) Such Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the business, assets, results of operations, or condition (financial or otherwise) of such Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.

         Upon discovery by the Issuer, the applicable Servicer, the Supervisory Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, with a copy to the Noteholders and the Rating Agency. Within 30 days of its discovery or its receipt of notice of any such breach of a representation or warranty, the applicable Servicer shall cure such breach in all material respects; provided that, if such failure shall be of a nature that it cannot be cured within 30 days, the applicable Servicer shall give written notice to the Supervisory Servicer and the Trustee, with a copy to the Noteholders and the Rating Agency, within such 30 day period of the corrective action it proposes to take and shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than 90 days from the date of such notice.

         SECTION 2.2 COVENANTS OF SERVICERS. Each Servicer hereby agrees with respect to itself that during the term of this Agreement:

         (a) Compliance with Agreements and Applicable Laws. Such Servicer shall perform each of its obligations under this Agreement and comply with all material requirements of any law, rule or regulation applicable to it and the terms of the Loans and any related agreements.

         (b) Existence. Such Servicer shall maintain its existence and shall at all times continue to be duly organized under the laws of the state of its organization and duly qualified and duly authorized (as described in Sections 2.1(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its organizational documents and bylaws.

         (c) Financial Statements; Accountants' Reports; Other Information. Such Servicer shall keep or cause to be kept in reasonable detail books and records of account of such Servicer's assets and business, including, but not limited to, books and records relating to the sale of the Loans sold by such Servicer to the Issuer and the servicing of such Loans by such Servicer, which books and records shall be furnished to the Trustee upon reasonable request.




SERVICE AGREEMENT - PAGE 3

         (d) Access to Records; Discussions with Officers and Accountants. Such Servicer shall, upon the reasonable request of the Supervisory Servicer, the Trustee or any Noteholder, permit the Supervisory Servicer, the Trustee or any such Noteholder or any of their authorized designees:

                           (i) to inspect the books and records of such Servicer
                  as they may relate to the Loans and the obligations of such Servicer under this Agreement; and

                           (ii) to discuss the affairs, finances and accounts of
                  such Servicer relating to the Loans and the obligations of such Servicer under this Agreement with any Authorized Officer of such Servicer.

         Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such Servicer. Such inspections shall be at the expense of the party performing or requesting such inspection unless a Servicer Default shall have occurred and be continuing, in which case any such inspection shall be at the expense of such Servicer. The books and records of such Servicer will be maintained in the United States at the address of such Servicer designated herein for receipt of notices, unless such Servicer shall otherwise advise the Supervisory Servicer, the Trustee and the Noteholders in writing not less than fifteen (15) Business Days prior to any such change of address.

         (e) Notice of Material Events. Such Servicer shall promptly and in any event, within five (5) days of the occurrence thereof, inform the Supervisory Servicer, the Trustee, the Noteholders and the Rating Agency in writing of the occurrence of any of the following:

                           (i) the submission of any claim or the initiation of
                  any legal process, litigation or administrative or judicial investigation against such Servicer involving potential damages or penalties in excess of $1,000,000 in any one instance or $5,000,000 in the aggregate;

                           (ii) any change in the location of such Servicer's
                  principal office or any change in the location of such Servicer's books and records;

                           (iii) the occurrence of any Servicer Default;

                           (iv) the commencement of any proceedings instituted
                  by or against such Servicer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would result in a material adverse change in the financial condition or operations of such Servicer;

                           (v) the commencement of any proceedings by or against
                  such Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for such Servicer or any of its assets;




SERVICE AGREEMENT - PAGE 4

                           (vi) the receipt of notice that (A) any license,
                  permit, charter, registration or approval necessary for the performance by such Servicer of its obligations under this Agreement is to be, or may be, suspended or revoked, or (B) such Servicer is to cease and desist any practice, procedure or policy employed by such Servicer in the conduct of its business, and such cessation may result in a material adverse change in the financial condition or operations of such Servicer;

                           (vii) any merger, consolidation or sale of
                  substantially all of the assets of such Servicer; or

                           (viii) the final payment in full of the Notes.

         (f) Maintenance of Licenses. Such Servicer shall maintain all licenses, permits, charters and registrations which are material to the performance by such Servicer of its obligations under this Agreement.

         (g) Notices. Such Servicer shall promptly notify the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer in writing of any event, circumstance or occurrence which may materially and adversely affect the ability of such Servicer to service any Loan or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with this Agreement.

         SECTION 2.3 CLOSING CERTIFICATE AND OPINION. On the Closing Date, such Servicer will deliver to the Issuer, the Placement Agent, the Supervisory Servicer, the Noteholders and the Trustee an Opinion of Counsel, dated the Closing Date, in form and substance satisfactory to the Noteholders, as to the due authorization, execution and delivery of this Agreement by such Servicer and the enforceability thereof and such other matters as reasonably requested by the Noteholders. On the Closing Date, such Servicer shall also deliver an Officers' Certificate, dated the Closing Date, signed by two Authorized Officers, to the effect that:

                  (a) the representations and warranties contained in Section
         2.1 hereof are true and correct in all material respects as of the Closing Date;

                  (b) no Servicer Default exists hereunder; and

                  (c) such Servicer maintains such errors and omissions insurance and fidelity bond coverage as is required by this Agreement.

         SECTION 2.4 FIDELITY BOND AND INSURANCE. Such Servicer shall maintain with a responsible company, at its own expense, a blanket fidelity bond in a minimum amount of $1,000,000 and an errors and omissions insurance policy with coverage in an amount deemed reasonable by such Servicer with coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Trust Estate and the Trustee, as Trustee for the Noteholders, its officers, employees and agents against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. No




SERVICE AGREEMENT - PAGE 5
provision of this Section 2.4 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy. Coverage of such Servicer under a policy or bond obtained by an Affiliate of such Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

         SECTION 2.5 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS. Such Servicer shall provide to the Trustee, the Issuer, the Supervisory Servicer, the Noteholders and their representatives or designees access to the documentation regarding the Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of such Servicer provided that such access shall not be requested more frequently than is reasonable or justifiable; provided, further, however, following the occurrence and during the continuance of a Servicer Default, the Trustee, the Issuer, the Supervisory Servicer and the Noteholders shall have unfettered access to the documentation relating to the Loans.

         Such Servicer shall at all times maintain accurate records and books of account and an adequate system of audit and internal controls. All accounting and loan servicing records pertaining to each Loan shall be maintained in such manner as will permit the Trustee, the Noteholders and the Supervisory Servicer or their duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours. All such records shall be maintained until no Notes remain Outstanding or such longer period as is required by Law, including but not limited to, all transaction registers and loan ledger histories.

         SECTION 2.6 MERGER OR CONSOLIDATION. Such Servicer will keep in full effect its existence, rights and franchises, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Loans it services and to perform its duties under this Agreement.


         Any Person into which such Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which such Servicer shall be a party, or any Person succeeding to the business of such Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $50,000,000 (unless such Person is then a Servicer hereunder or is otherwise consented to in writing by the Trustee and the Required Noteholders) and shall be the successor of such Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto except for notice thereof to the Rating Agency, anything herein to the contrary notwithstanding, provided such successor accepts the terms and conditions of this Agreement. Such Servicer shall, upon making a determination that it will enter into any such merger or consolidation, send written notice thereof to the Trustee, the Noteholders, the Supervisory Servicer and the Rating Agency which shall in no event be less than thirty (30) days prior written notice.

         SECTION 2.7 INDEMNIFICATION. Such Servicer agrees to indemnify and hold the Issuer, the Trust Estate, the Placement Agent, the Supervisory Servicer, the Trustee and the Noteholders





SERVICE AGREEMENT - PAGE 6

(and each of their respective officers, directors, employees and agents) each harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses ("Losses") resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of such Servicer's representations and warranties contained in this Agreement or the negligence, bad faith or willful misconduct of such Servicer relating to the performance of its duties hereunder and servicing the Loans it is responsible for servicing in compliance with the terms of this Agreement. Such Servicer agrees to indemnify and hold each of the Trustee and the Supervisory Servicer and each of their respective officers, directors, employees and agents harmless against any and all Losses incurred by such indemnified Person except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of such indemnified Person, arising out of the administration of this Agreement, the Indenture or the Supervisory Servicing Agreement or the exercise or performance of any of such indemnified Person's rights, powers or duties hereunder or thereunder. The Issuer, the Placement Agent, the Supervisory Servicer or the Trustee, as the case may be, shall immediately notify the Servicers if a claim is made by a third party with respect to this Agreement or the Loans; provided, however, that failure to so notify shall not relieve the applicable Servicer of its obligations hereunder except to the extent such Servicer is materially prejudiced thereby. Notwithstanding anything to the contrary contained herein, no Person acting as Servicer hereunder shall have any liability under this Section 2.7 for the indemnification of any claim based upon or arising from the action or omission of any predecessor Servicer.

                                   ARTICLE 3
                  GENERAL ADMINISTRATION AND SERVICING OF LOANS

         SECTION 3.1 GENERAL DUTIES OF THE SERVICERS. (a) For and on behalf of the Issuer, the Trustee and the Holders, each Servicer shall service and administer the Loans it is responsible for servicing in accordance with the provisions of this Agreement and the instructions of the Trustee hereunder. Unless otherwise specified herein with respect to specific obligations of such Servicer, such Servicer shall service and administer the Loans it is responsible for servicing in the best interests of, and for the benefit of, the Holders, in accordance with the Servicing Standard.

         (b) Consistent with the terms of this Agreement, the Servicers may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in such Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Trustee on behalf of the Noteholders and such Servicer would make the same determination if it serviced the Loan for its own account; provided, however, that such Servicer may not permit any modification (except in connection with a plan of liquidation or reorganization of the related Obligor) with respect to any Loan that would change the Loan Rate or the default rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan or in connection with a plan of liquidation or reorganization of the related Obligor), except as permitted by Section 3.6, waive any prepayment fee or penalty, release any primary collateral (the first lien Mortgage) securing the Loan or defer or extend the final maturity date of such Loan beyond the term of the Notes without the written consent of all





SERVICE AGREEMENT - PAGE 7
of the Noteholders. Notwithstanding the foregoing in the event that any Loan is in default, or in the judgment of the Servicer, such default is reasonably foreseeable, such Servicer, consistent with the Servicing Standard and written notice to the Trustee, may also waive, modify or vary any term of such Loan (including modifications that would change the Loan Rate or the default rate, forgive the payment of any principal or interest, waive any prepayment fee or penalty, release any primary collateral securing the Loan or defer or extend the final maturity date of such Loan beyond the term of the Notes). Without limiting the generality of the foregoing, and subject to the consent of the Trustee and in accordance with the Servicing Standard, such Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans it services and with respect to the Mortgaged Properties. If reasonably required by such Servicer, the Trustee shall furnish such Servicer with any powers of attorney and other documents necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement.

         SECTION 3.2 NO ASSIGNMENT OR DELEGATION OF DUTIES BY SERVICERS. Each Servicer, as an independent contractor, shall service and administer the Loans for which it is responsible for servicing and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which such Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Such Servicer may not enter into subservicing agreements (except with the other Servicer or an Affiliate) for any servicing and administration of Loans without the prior written consent of the Required Noteholders (which consent shall not be unreasonably withheld) and without notice thereof to the Rating Agency and the Trustee. Except as expressly provided herein, such Servicer shall not assign or transfer (except to the other Servicer or an Affiliate) any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by such Servicer hereunder, without notice to the Rating Agency and the Trustee and without the prior written consent of the Required Noteholders (which consent shall not be unreasonably withheld), and absent such written consent any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Such Servicer shall be liable for all acts and omissions of any delegate, subcontractor or other agent appointed pursuant to this Agreement. Nothing contained in this Section 3.2 shall prohibit or be deemed to prohibit such Servicer from contracting with third parties to perform duties that are not duties of such Servicer hereunder that such Servicer deems reasonably necessary in connection with the servicing of the Loans for which it is responsible for servicing including, without limitation, title work, surveying, environmental consulting, property management and maintenance, construction, engineering and architectural consulting.

         SECTION 3.3 ESTABLISHMENT OF LOCKBOX ACCOUNT; NOTICES TO OBLIGORS; DEPOSITS IN LOCKBOX ACCOUNT. (a) On or prior to the Closing Date, the Servicers shall cause to be established and maintained, at the Servicers' expense, if the Servicers are PMC and/or PMCT, if not, then at the expense of the Trust Estate, the Lockbox Account with Bank One, N.A. or another Financial Institution having a long-term unsecured debt rating of at least A2 or its equivalent by the Rating Agency at all times that it holds the Lockbox Account (the "Required Rating"). The creation of the Lockbox Account shall be evidenced by a letter agreement substantially in the form of Exhibit B hereto. A copy of such executed letter agreement shall be








SERVICE AGREEMENT - PAGE 8
furnished to each Servicer, the Placement Agent, the Supervisory Servicer, the Noteholders and the Rating Agency.

         (b) Within three (3) Business Days after the Closing Date, each Servicer will prepare and deliver to each of the Obligors with respect to the Loans for which it is responsible for servicing, with a copy of such correspondence to the Trustee and to the Noteholders, notices in the form attached hereto as Exhibit C, directing each such Obligor to send all future Monthly Payments or Principal Prepayments directly to the Lockbox Account.

         (c) Notwithstanding the foregoing notices, if such Servicer receives any Collections, including, without limitation, any Monthly Payments, late payment charges or other payments relating to a Loan, such Servicer will receive such funds in trust for the Trustee and, if such Servicer is not a financial institution having a rating of at least "P-1" or its equivalent by the Rating Agency, will forward such funds to the Lockbox Account no later than the Business Day immediately following the date such Servicer obtains knowledge of such receipt. In addition, any Liquidation Proceeds received by such Servicer will be deposited into the Lockbox Account no later than the Business Day immediately following the day such Servicer obtains knowledge of such receipt.

         (d) If the Supervisory Servicer assumes the function of Servicer under this Agreement, the Supervisory Servicer shall have the right, at any time and in its sole discretion, to establish and maintain at the expense of the Trust Estate, a new Lockbox Account at a Financial Institution having the Required Rating. Such Lockbox Account shall be evidenced by a letter agreement furnished to the Noteholders and the Rating Agency within (5) Business Days after the new Lockbox Account is established. Within five (5) Business Days of establishing the new Lockbox Account, the Supervisory Servicer will prepare and deliver to each of the Obligors, with copies of such correspondence to the Trustee and to the Noteholders, notice in the form of Exhibit C attached hereto, directing each such Obligor to send all future Monthly Payments directly to the Lockbox Account.

         (e) Upon receipt of notice that the institution holding the Lockbox Account no longer has the Required Rating or that Bank One, N.A. no longer wishes to hold the Lockbox Account, the Servicers will, within three (3) Business Days, establish and maintain, at their expense if the Servicers are PMC and/or PMCT, or if not, at the expense of the Trust Estate, a new Lockbox Account at a Financial Institution having the Required Rating. Such Lockbox Account shall be evidenced by a letter agreement substantially in the form of Exhibit B hereto. A copy of the executed letter agreement shall be furnished to the Servicers, the Noteholders, the Supervisory Servicer and the Rating Agency within five (5) Business Days after the new Lockbox Account is established. Within five (5) Business Days of establishing the new Lockbox Account, each Servicer will prepare and deliver to each of the Obligors with respect to the Loans for which it is responsible for servicing, with copies of such correspondence to the Trustee and to the Noteholders, notices in the form of Exhibit C attached hereto, directing each such Obligor to send all future Monthly Payments directly to the Lockbox Account.

         SECTION 3.4 PERMITTED WITHDRAWALS FROM THE LOCKBOX ACCOUNT. The Servicers shall have the sole right to withdraw funds from the Lockbox Account and shall, on a daily basis, withdraw all deposits to the Lockbox Account and transfer such funds to the Collection Account






SERVICE AGREEMENT - PAGE 9
established under the Indenture. The Trustee shall cause the entity holding the Lockbox Account to forward funds held therein as provided herein.

         SECTION 3.5 PAYMENT OF TAXES AND OTHER CHARGES. If such Servicer receives notice that any taxes, assessments or other charges which are or may become a lien upon the Mortgaged Property are overdue, such Servicer will give a written demand to the Obligor to pay such amounts and will verify whether such payment has been made within sixty (60) days after mailing such notice (but in any event prior to the time that any taxing authority commences to exercise its available remedies), subject to any right, pursuant to the Mortgage, of an Obligor who is contesting the validity of such charges and has paid to such Servicer a deposit or security in the amount of the contested charge plus possible costs, interest and penalties or who has otherwise established adequate reserves against such liability in accordance with generally accepted accounting principles; provided, further, however, that this provision shall not have the effect of permitting such Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trustee in any Mortgaged Property. If such amounts have not been paid by the Obligor or the Obligor has not deposited or reserved funds therefor as described in the immediately preceding sentence, such Servicer will promptly make such payment as a Servicing Expense and request reimbursement from the Obligor, and from the Trustee in accordance with Section 3.8 hereof.

         SECTION 3.6 COLLECTION OF CERTAIN LOAN PAYMENTS. Such Servicer shall make commercially reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing, such Servicer shall not, unless the charging or collection of any such late payment charge, prepayment fee, assumption fee or any penalty or interest would result in the violation or contravention of applicable Law, waive or permit to be waived, except pursuant to such Servicer's customary servicing procedures, any late payment charge or assumption fee. Such Servicer shall not, unless the charging or collection of any such prepayment fee or penalty would result in the violation or contravention of applicable Law, waive or permit to be waived any prepayment fee or any penalty or interest in connection with the prepayment of a Loan; provided, however, at any time on or after the date on which the Outstanding Note Amount is less than 15% of the Outstanding Note Amount on the Closing Date, such Servicer shall have the right, in its sole discretion, to waive the payment of any prepayment fee or other penalty or interest in connection with the prepayment of a Loan. Notwithstanding any other provisions hereof, such Servicer shall not charge or impose on any Obligor, nor seek to charge or impose on any Obligor, nor assert a right to receive, any fee, charge, premium or penalty that if charged or collected would violate or contravene any Law, including usury laws or the terms of the related Loan.

         SECTION 3.7 LIMITATION OF LIABILITY OF SERVICERS' OFFICERS AND OTHERS. No director, officer, employee or agent of such Servicer shall be under any liability to the Trustee, the Issuer, the Supervisory Servicer, the Holders or any other persons for any action taken by them or for their refraining to take any action in good faith pursuant to this Agreement or for errors in judgment; except that such provision shall not protect any of them from liability which would be imposed by reason of willful misfeasance, willful misconduct, bad faith or negligence.

         SECTION 3.8 SERVICING COMPENSATION; ADVANCES AND EXPENSES. (a) As compensation for its services hereunder, each Servicer shall be paid the Servicing Fee with respect to the Loans





SERVICE AGREEMENT - PAGE 10
for which it is responsible for servicing. Such Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall be entitled to reimbursement thereof as described below. The Servicing Fee shall be paid to such Servicer and Servicing Expenses reimbursed to such Servicer pursuant to Section 6.4 of the Indenture.

         (b) All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by such Servicer of its servicing obligations hereunder ("Servicing Expenses") shall constitute routine servicing responsibilities of such Servicer, which shall include, but are not limited to, expenditures for the following, subject to the provisions of this Agreement, (i) attorneys' fees, trustee fees under any deed of trust, recording, filing and publication fees, title report and title search costs, costs associated with environmental audits, court costs, witness fees and all other costs incurred in respect of any enforcement of a Loan, any judicial foreclosure, or any foreclosure sale, trustee's sale or acquisition in lieu of foreclosure, or in respect of the insurance, sale or other disposition of any Mortgaged Property or REO Property; (ii) repair, restoration, maintenance or other protection of any Mortgaged Property (whether incurred before or after such property became an REO Property) in accordance with and subject to the provisions of this Agreement, as applicable; and (iii) compliance with such Servicer's obligations under Section
3.5 hereof. Servicing Expenses shall not include any portion of such Servicer's overhead or normal salary and operating expenses.

         SECTION 3.9 THE TRUSTEE'S, THE NOTEHOLDERS' AND SUPERVISORY SERVICER'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS. The Trustee, the Noteholders and the Supervisory Servicer and their designees shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit (at no cost to such Servicer unless a Servicer Default has occurred and is then continuing) any and all of the books, records or other information of such Servicer directly relating to the Loans, whether held by such Servicer or by another on behalf of such Servicer, which may be relevant to the performance or observance by such Servicer of the terms, covenants or conditions of this Agreement. The Trustee, the Noteholders and the Supervisory Servicer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required to perform ongoing diligence of such Servicer's operations through loan reviews, re-appraisals (at no cost to such Servicer) or other reasonable review of such Servicer's operations. No amounts payable in respect of the foregoing (other than costs associated with re-appraisals) shall be paid from the Trust Estate unless a Servicer Default exists and is then continuing.

         SECTION 3.10 MAINTENANCE AND RELEASE OF LOAN DOCUMENTATION; SATISFACTION OF MORTGAGES. (a) Each Servicer shall retain, with respect to each Loan for which it is responsible for servicing, the originals (or copies if originals are not available) of all of the instruments and documents relating to the Loan that would be maintained by a prudent lender servicing such Loan for its own account (the "Servicer Loan File"), except for those original instruments and documents constituting a part of the Trustee Loan File that are required to be held by the Trustee.

         Each Servicer Loan File shall remain the property of the Issuer pledged to the Trustee for the benefit of the Holders and shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Holders. Upon written request of the Trustee, such Servicer shall immediately deliver all or any of such instruments, records and documents in its possession or custody to the Trustee, together with a list identifying each Loan to which such records pertain. Each Servicer,




SERVICE AGREEMENT - PAGE 11
at its option, may microfilm, microfiche or otherwise condense any records or documents constituting a part of, or relating to, any Loan or any Servicer Loan File for which it is responsible, provided that such Servicer, upon written request by the Trustee, promptly reproduces in their entirety any or all such records or documents at no cost to the Trustee.

         (b) Such Servicer shall maintain each Servicer Loan File for a period of four (4) years after the related Loan has been paid in full, is foreclosed upon or is otherwise liquidated, or such longer period as may be required by Law. Such Servicer shall maintain an appropriate account record for each Loan which shall include the permanent loan number for each Loan serviced by such Servicer as shown on the Loan Schedule. Any system utilized for the Loan account records shall be capable of producing, for any Loan, an account transcript itemizing in chronological order the date, amount and application of each Monthly Payment by due date and other information affecting the amounts paid by the Obligor, including the latest outstanding Loan Principal Balance.

         (c) Such Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Trustee may have under the mortgage instruments, subject to Section 4.1 hereof. Upon the prepayment in full or other liquidation of a Loan, such Servicer shall immediately deposit the prepayment or Liquidation Proceeds in the Lockbox Account or the Collection Account and prepare and deliver to the Trustee and Supervisory Servicer a request for the appropriate instrument releasing the Mortgaged Property from the lien of the Mortgage, together with an Officer's Certificate (i) certifying that
(A) all amounts that the Obligor is obligated to pay under the Underlying Note, the Mortgage and any other document pertaining to the Loan, including, but not limited to, all required payments of principal and interest, have been paid in full and deposited in the Lockbox Account or the Collection Account; or (B) all Liquidation Proceeds that such Servicer reasonably believes will be collected with respect to a Liquidated Loan have been collected and deposited in the Lockbox Account or the Collection Account; and (ii) requesting that (X) the Trustee Loan File for such Loan be released by the Trustee to such Servicer and
(Y) the Trustee execute and deliver to such Servicer the appropriate instrument prepared by such Servicer necessary to release the lien of the Mortgage, together with the Underlying Note bearing written evidence of cancellation or assignment thereof, as appropriate.

         The Trustee shall, upon receipt of a written request from a Servicing Officer and approval of the Supervisory Servicer, execute any document provided to the Trustee by such Servicer or take any other action requested in such request, that is, in the opinion of such Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to such Servicer, or such other party as such Servicer may direct in writing, within five (5) Business Days of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Lockbox Account or the Collection Account, as the case may be.

         Upon receipt of the Trustee Loan File, such Servicer shall record the mortgage release or satisfaction in the proper recording office, deliver the Underlying Note and/or the recorded original of such instrument of release or satisfaction to the Obligor, deposit any remaining








SERVICE AGREEMENT - PAGE 12
documents into the Servicer Loan File, and retain the Servicer Loan File as provided in section (a) and (b) above. Any costs and expenses associated with the release of any Loan shall be the expense of the Trust Estate to the extent not paid by the applicable Obligor.

         Any applications for partial release of any part of a Mortgaged Property must be approved in the manner set forth in Section 3.12 hereof.

         (d) From time to time as is appropriate, such Servicer may request the Trustee to deliver or cause to be delivered to such Servicer all or part of the documents constituting a part of the Trustee Loan File to facilitate the servicing or foreclosure of any Loan, the acquisition of any Mortgaged Property in lieu of foreclosure, the partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Underlying Note or the Mortgage or other documents constituting the Trustee Loan File. To make such request, such Servicer shall deliver to the Trustee an Officer's Certificate requesting that possession of all, or any document constituting part of, the Trustee Loan File be released to such Servicer; such certificate shall certify the reason for such release. Such Servicer also shall deliver to the Trustee together with such certificate a Trust Receipt signed by a Servicing Officer, in substantially the form attached as Exhibit A hereto.

         If such Servicer at any time seeks to initiate a foreclosure proceeding with respect to any Mortgaged Property, then such Servicer shall deliver to the Trustee, for signature by the Trustee, as appropriate, any court pleadings, requests for Trustee's sale or other documents necessary to the foreclosure or to any legal action brought to obtain judgment against the Obligor on the Underlying Note or the Mortgage, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note or the Mortgage or otherwise available at law or in equity. Such Servicer shall also deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the Mortgage except for the termination of such lien upon completion of the proposed foreclosure. Notwithstanding the foregoing, such Servicer shall cause possession of any Trustee Loan File or documents therein that have been released by the Trustee to be returned to the Trustee when the need for such file or documents no longer exists, but in any event within thirty (30) calendar days after release by the Trustee unless (i) the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account or (ii) the Trustee Loan File or documents so released have been delivered to an attorney, a public trustee or other public official, as required by Law, to initiate or pursue legal action or other proceedings to foreclose the applicable Mortgage, and such Servicer has delivered to the Trustee an Officer's Certificate certifying as to the name and address of the Person to which the Trustee Loan File, or documents therefrom, have been delivered and the purpose or purposes of such delivery.

         (e) Such Servicer shall, at its expense if the Servicer is PMC or PMCT, if not, at the expense of the Trust Estate, prepare and deliver to the Trustee any instruments required in connection with the substitution of a Loan pursuant to Section 3.3 of the Indenture and will pay any recording or filing costs associated therewith.

         SECTION 3.11 NOTICE OF LIENS AND OTHER ACTIONS. Such Servicer shall, at all times, exercise reasonable efforts to prevent any lien or judicial levy upon or writ of attachment against





SERVICE AGREEMENT - PAGE 13
a Mortgaged Property of which such Servicer is notified or otherwise has knowledge, which is, or may be, superior to the lien of the Mortgage.

         SECTION 3.12 WAIVERS, RELEASES, CONDEMNATIONS, EASEMENTS AND ALTERATIONS. Any applications for partial releases of real property and releases of personal property which are part of a Mortgaged Property, the creation or release of easements, waivers of rights under any Mortgage, consent to alteration, removal or demolition of improvements and other matters affecting the Mortgage or the Mortgaged Property, other than those which are contractually provided for in the Underlying Note or related loan documents, shall be subject to the prior written approval of the Trustee which consent shall not be unreasonably withheld and which shall be provided only upon written certification by such Servicer that such action is consistent with the Servicing Standard and the Mortgage and the ability to collect under the Underlying Note will not be adversely affected by such release.

         SECTION 3.13 LIMITATION ON LIABILITY OF SERVICERS AND OTHERS. Such Servicer and any director, officer, employee or agent of such Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 2.7 herein, such Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to such Servicer's duty to service the Loans in accordance with this Agreement. The Issuer agrees to indemnify and hold such Servicer harmless from any loss, claim, demand, liability or expense (including, without limitation, past acts of predecessor Servicers and fees and expenses of legal counsel) arising from or relating to the performance of its duties under this Agreement which do not result from such Servicer's negligence, bad faith or willful misconduct.

         SECTION 3.14 PROPERTY ADDRESS CHANGE. Such Servicer shall note in its records and notify the Trustee of all changes of address of an Obligor or of a Mortgaged Property of which such Servicer is notified or of which such Servicer has knowledge.

                                   ARTICLE 4
                          SPECIFIC SERVICING PROCEDURES

         SECTION 4.1 ASSUMPTION AGREEMENTS. When a Mortgaged Property has been or is about to be conveyed by the Obligor, such Servicer shall, at its option, to the extent it has knowledge of such conveyance or prospective conveyance, either (i) exercise its rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage or Underlying Note; provided, however, that such Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Loan, or (ii) enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Underlying Note and, unless prohibited by applicable law or the Mortgage, the Obligor shall remain liable thereon. Such Servicer may enter into an assumption agreement with the transferee only if (a) the transferee qualifies for credit under the customary credit policies of such Servicer, (b) an officer of such Servicer has examined and approved all instruments as are necessary to carry out





SERVICE AGREEMENT - PAGE 14
the assumption transaction and approved such instruments as to form and substance, (c) the execution and delivery of such instruments by all necessary parties will not cause the unpaid principal balance and any accrued interest thereon for the Loan to be uncollectible in whole or in part, and (d) upon closing the assumption transaction (i) the Mortgage will continue to be a first lien upon the Mortgaged Property, and (ii) the Loan Rate and Monthly Payment for the Loan will not be changed nor will the term of the Note be extended or shortened. For each proposed assumption transaction, such Servicer shall deliver an Officer's Certificate to the Trustee certifying that each of the applicable requirements specified in the immediately preceding sentence have been satisfied together with the assumption instruments requiring execution by the Trustee. Such certificate shall also indicate whether the seller/transferor of the Mortgaged Property will be released from liability on the Loan and that such Servicer has made a good faith determination that any such release will not adversely affect the collectibility of the Loan. Such Servicer shall perform substantially the same level of due diligence with respect to the transferee as was performed on the seller/transferor in connection with the origination of the Loan and shall release the seller/transferor from liability only if any applicable Law requires that the transferor-Obligor be released from liability on the Loan or such Servicer has made a good faith determination that the applicable requirements set forth above have been satisfied.

         Such Servicer is also authorized with the prior approval of the Trustee to enter into a substitution of liability agreement with such transferee, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Underlying Note. Such Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Trustee's Loan File and shall, for all purposes, be considered a part of such Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by such Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, such Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

         SECTION 4.2 SERVICING DELINQUENT ACCOUNTS; LIQUIDATION OF LOANS. (a) Each Servicer shall exercise diligence in obtaining payment of Monthly Payments when due under the terms of each Loan for which it is responsible and shall use commercially reasonable efforts consistent with the Servicing Standard to contact any delinquent Obligor.

         If any delinquent Obligor shall be or become a bankrupt or otherwise become the subject of any insolvency or similar proceeding, such Servicer shall notify the Trustee of such event and, thereafter, shall carry out all reasonable actions necessary for the benefit and protection of the interests of the Trustee and the Holders, including, but not limited to, retention of counsel to represent the Trustee in any bankruptcy or other court proceedings relating to such Obligor or the Mortgaged Property.




SERVICE AGREEMENT - PAGE 15

         If any Loan previously reported on a Determination Date Report as more than ninety (90) days delinquent is subsequently reported as being brought current, such Servicer will verify with the relevant Obligor that the Obligor paid the delinquent payments, by sending the Obligor the letter in the form attached hereto as Exhibit H.

         (b) In the event that any payment due under any Loan and not postponed pursuant to Section 3.1 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under such Loan and such failure continues beyond any applicable grace period, such Servicer shall take such other action as it shall deem to be in the best interests of the Trustee and the Holders. Such Servicer shall foreclose upon or otherwise effect the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the customary collection policies of such Servicer and the provisions of Section
3.1. In connection with such foreclosure or other conversion, such Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs and shall in any event, comply with the Servicing Standard. Such Servicer shall use its commercially reasonable efforts consistent with the Servicing Standard to realize upon such defaulted Loans in accordance with the Servicing Standard. Such Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Sections 3.8 and 4.3 hereof.

         No modification, recast or extension of a Loan other than as provided above and in Section 3.1 is permitted without the prior written consent of the Trustee.

         Notwithstanding the foregoing provisions of this Section 4.2, such Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Noteholders, could, in the reasonable judgment of such Servicer, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless such Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that such Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in material compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Noteholders on a present value basis to acquire title to or possession of the Mortgaged Property and to effect such compliance.

         (c) If the environmental testing contemplated by Section 4.2(b) above establishes that any of the conditions set forth therein have not been satisfied with respect to any Mortgaged Property securing a defaulted Loan, such Servicer shall, in accordance with the Servicing Standard, prepare a written report to the Trustee and the Noteholders summarizing the






SERVICE AGREEMENT - PAGE 16
environmental condition of the Mortgaged Property and proposing a course of action to pursue with respect to such Mortgaged Property. The Servicer may not undertake such proposed course of action without the prior written consent of the Required Noteholders; provided, however, notwithstanding the foregoing, in the event that such Servicer has not received through the Trustee the written objection to such proposed course of action of the Required Noteholders within forty-five (45) days of the Trustee's distributing such notice, such Servicer shall be deemed to have been directed by the Noteholders to take such proposed action.

         (d) Such Servicer shall report to the Trustee monthly in writing as to any actions taken by such Servicer with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 4.2(b) above has revealed that any of the conditions set forth have not been satisfied, in each case until the earliest to occur of satisfaction of all such conditions and the release of the Lien of the related Mortgage on such Mortgaged Property.

         (e) If foreclosure has been approved as provided above, such Servicer shall initiate or cause to be initiated the foreclosure action according to such procedures as are authorized by Law and the practices in the locality where the Mortgaged Property is located. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Holders.

         (f) Such Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

         (g) After a Loan has become a Liquidated Loan, such Servicer shall promptly prepare and forward to the Trustee a liquidation report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto and any Realized Loss incurred in connection therewith.

         (h) If the requirements of Sections 4.2(b) and (c) hereof have been satisfied, such Servicer may accept a deed in lieu of foreclosure, provided that
(i) marketable title as evidenced by a policy of title insurance can be conveyed to and acquired by the Trustee or its designee; (ii) no cash consideration is to be paid to the Obligor by the Trustee; and (iii) such Servicer has obtained from the Obligor a written acknowledgment that the deed is being accepted as an accommodation to the Obligor and on the condition that the Mortgaged Property will be transferred to the Trustee or its designee free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Property was subject at the time the Mortgaged Property became subject to the Mortgage. Title shall be conveyed directly from the Obligor to the Trustee for the benefit of the Holders.

         (i) Such Servicer will indemnify and hold harmless the Trustee, the Noteholders, the Supervisory Servicer and their respective directors, officers, agents and employees from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by such parties, either directly or indirectly, relating to or arising out of the violation of an Environmental Law with respect to a Mortgaged Property resulting from such Servicer's









SERVICE AGREEMENT - PAGE 17
failure to perform its obligations hereunder, including without limitation any expenses and other costs incurred in connection with the defense of any such action, proceeding or claim. This obligation shall survive the termination of this Agreement, the Indenture and the Supervisory Servicing Agreement or the earlier resignation or removal of the Trustee or the Supervisory Servicer, as the case may be.

         SECTION 4.3 FORECLOSURE EXPENSES. Such Servicer shall prepare a written estimate of the amount of attorneys' fees, trustee's fees and other costs in respect of any foreclosure or acquisition in lieu of foreclosure and shall send copies of such estimate to the Trustee. Such Servicer shall arrange payment of attorneys' fees, trustees' fees and other foreclosure costs at the commencement of foreclosure proceedings.


         Such Servicer may reimburse itself for any Servicing Expenses paid by such Servicer, made in connection with such Loan or such foreclosure or other action, out of amounts received by such Servicer in connection with liquidation of the Loan, prior to remittance of any such amounts to the Lockbox Account.

         SECTION 4.4 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY. (a) Upon the acquisition of REO Property by such Servicer by foreclosure or conveyance in lieu of foreclosure, such Servicer shall notify the Trustee promptly that the REO Property has been acquired and shall thereafter: (i) deliver the deed or certificate of sale to the Trustee, or its nominee; (ii) manage, conserve and protect the REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located including the rental of the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee for the benefit of the Holders; (iii) pay all costs such as taxes and assessments relating to the REO Property; (iv) process any claims for redemption and otherwise comply with any redemption procedures required by Law;
(v) sell or otherwise dispose of the REO Property and remit the proceeds to the Trustee; and (vi) timely file any and all federal, state and local tax or information returns or reports as are required as a result of the acquisition or disposition of REO Property and perform any withholding required in connection therewith. Such Servicer shall not acquire any REO Property relating to a Charged-Off Loan that is required to be released from the lien of the Indenture and disposed of by the Issuer on the next Payment Date. If any REO Property is expected to be acquired, such Servicer shall inform the Issuer, the Noteholders and the Trustee and the Issuer shall comply with Section 5.14 of the Indenture.

         Such Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prudent and prompt disposition and sale. Such Servicer shall, either itself or through an agent selected by such Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Such Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as such Servicer deems to be in the best interest of the Holders.

         (b) Until the REO Property is disposed of, such Servicer shall (i) take appropriate action to secure the REO Property and maintain proper surveillance over it; (ii) advance all costs such as taxes and assessments; (iii) maintain the REO Property so as to preserve its value and





SERVICE AGREEMENT - PAGE 18
prevent any additional deferred maintenance; and (iv) submit monthly statements for services to the Trustee, together with additional documentation including statements of income and expenses (accompanied by copies of paid invoices for every expense item).

         (c) Until the REO Property is disposed of, such Servicer shall maintain for such REO Property, a standard hazard insurance policy providing fire and extended coverage in an amount equal to the full replacement cost of all improvements on the Mortgaged Property, which requirement may be satisfied by a master force placed or blanket insurance policy insuring against hazard losses. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) such Servicer shall maintain a flood hazard insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier generally acceptable to commercial mortgage lending institutions for properties, similar to the REO Property in an amount representing coverage not less than the lesser of (i) the full insurable value of such REO Property, or (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended from time to time. Such Servicer will also maintain comprehensive general liability insurance and business interruption insurance (to the extent applicable) in such amounts as are then customary for similarly situated properties and businesses.

         (d) Such Servicer shall advance all funds necessary for the proper operation, management, insurance and maintenance of the REO Property. On each Determination Date Report, such Servicer shall schedule its reasonable expenses with respect to any REO Property for the related Collection Period.

         (e) Such Servicer shall deposit all funds collected and received in connection with the operation or disposition of any REO Property in the Lockbox Account no later than the Business Day immediately following notice of receipt of such funds, net of funds necessary for the proper operation, management, insurance and maintenance of the REO Property.

         (f) If as of the date of disposition of any REO Property there remain unpaid Servicing Fees with respect to the related Loan, such Servicer, shall be entitled to payment for the unpaid Servicing Fees and reimbursement for the unreimbursed related Servicing Expenses from proceeds received in connection with the disposition prior to remittance of any proceeds to the Collection Account.


         Disposition of REO Property shall be carried out by such Servicer at such price and upon such terms and conditions as such Servicer, in its judgment, believes to be in the best interests of the Holders, subject to and in accordance with Section 4.2. Upon the sale of any Mortgaged Property, such Servicer shall remit the net cash proceeds remaining after payment of expenses of the sale to the Lockbox Account.

         (g) If any Charged-Off Loan is expected to be released from the lien of the Indenture on the next Payment Date, such Servicer shall not commence a foreclosure proceeding or accept a deed in lieu of foreclosure. Any determination by such Servicer that a Loan is a Charged-Off Loan shall be made in good faith.




SERVICE AGREEMENT - PAGE 19

                                   ARTICLE 5
                       REPORTS TO BE PROVIDED BY SERVICERS

         SECTION 5.1 DETERMINATION DATE REPORTS.

         (a) Monthly Reports. Each month, not later than 12:00 noon Dallas time on the third (3rd) Business Day preceding each Payment Date, the Servicers shall deliver to the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the next Business Day, with copies to the Supervisory Servicer (if other than the Trustee), the Noteholders, the U.S. Small Business Administration and the Rating Agency, a Determination Date Report in the form attached hereto as Exhibit D signed by a Servicing Officer stating the date (day, month and year), referring to this Agreement by name and date and stating, as of the close of business on the immediately preceding Determination Date:

                           (i) the aggregate amount of all funds received in
                  respect of scheduled principal payments on the Loans during the related Collection Period;

                           (ii) the aggregate amount of interest received on the
                  Loans during the related Collection Period;

                           (iii) the number and Loan Principal Balances of all
                  Loans which were the subject of Principal Prepayments during the related Collection Period and the aggregate amount of Principal Prepayments received with respect to the Loans during such Collection Period;

                           (iv) the aggregate Loan Principal Balance of the
                  Loans as of the related Determination Date, stating any REO Properties separately;

                           (v) the loan number and Loan Principal Balance of
                  each Delinquent Loan for the related Collection Period;

                           (vi) the loan number and the aggregate number and
                  aggregate Loan Principal Balance of Loans delinquent thirty-one (31) to sixty (60) days, sixty-one (61) to ninety
                  (90) days, ninety-one (91) to one hundred twenty (120) days, one hundred twenty-one (121) to one hundred eighty (180) days days, and one hundred eighty-one (181) or more days as of the Determination Date;

                           (vii) the loan number and the aggregate number and
                  aggregate Loan Principal Balance of Loans which were Charged-Off Loans as of the Determination Date and the related recovery thereon;

                           (viii) the number and aggregate Loan Principal
                  Balance of Loans (A) which will be released from the lien of the Indenture during the related Collection Period or on the related Payment Date, (B) which have been repurchased including the Takeout Price therefor and (C) which have been





SERVICE AGREEMENT - PAGE 20
                  substituted for a Substitute Loan including any Asset Substitution Shortfall therefor;

                           (ix) the number and aggregate Loan Principal Balance
                  of Loans which were in foreclosure as of the related Determination Date;

                           (x) with respect to any Loan that became an REO
                  Property during the related Collection Period, (a) the Loan Principal Balance of such Loan as of the date title to such REO Property was acquired, (b) the book value and length of time held of each REO Property as of the related Determination Date, and (c) the income and expenses incurred by the applicable Servicer in connection with any REO Property during the related Collection Period;

                           (xi) the amount of any Realized Losses incurred
                  during the related Collection Period;

                           (xii) the cumulative Realized Losses since the
                  Closing Date;

                           (xiii) the Principal Distribution Amount for the
                  related Payment Date and information as to the calculation of such amount;

                           (xiv) the Interest Distribution Amount for the
                  related Payment Date and information as to the calculation of such amount;

                           (xv) the Retained Distribution Amount, if any, for
                  the related Payment Date and information as to the calculation of such amount;

                           (xvi) the Outstanding Note Amount;

                           (xvii) the Servicing Fee, Supervisory Servicer's Fee,
                  if any, and Trustee's Fee due on the related Payment Date;

                           (xviii) the amount of all Servicing Expenses paid by
                  each Servicer during such Collection Period and any and all other amounts deducted by each Servicer in accordance with the terms hereof from Collections received by each Servicer prior to remittance thereof to the Lockbox Account and a detailed report describing the type and amount of all such Servicing Expenses and other deductions;

                           (xix) information as to any Funds Retention Event,
                  Redemption Trigger Event or Rating Downgrade;

                           (xx) the Specified Spread Account Requirement,
                  including the beginning balance of the Spread Account, additions thereto and transfers therefrom during the related Collection Period and any related Loan delinquency percentages resulting in an increase in the Specified Spread Account Requirement; and




SERVICE AGREEMENT - PAGE 21

                           (xxi) such other information as the Trustee, the
                  Noteholders or the Rating Agency may reasonably require.


         To the extent that there are inconsistencies between the telecopy of the Servicers' Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy.

         (b) Annual Statement. Within ninety (90) days after the end of each calendar year, the Servicers shall furnish to the Trustee and the Noteholders such information in the form attached hereto as Exhibit E as is reasonably necessary to provide to the Holders a statement containing the aggregate amount of principal of and interest on the Notes paid during the prior calendar year, aggregated for such calendar year or applicable portion thereof during which such Person was a Holder. Such obligation of the Servicers shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicers pursuant to any requirements of the Code as from time to time are in force.

         (c) Computer Data. Prior to the Closing Date the Servicers shall provide the Supervisory Servicer with all data on the Servicers' computerized servicing system relating to the Loans in an electronically readable form specified by the Supervisory Servicer and shall update such data at least monthly.

         (d) Other Reports. The Servicers shall furnish to the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer, during the term of this Agreement, such periodic, special or other reports, Officer's Certificates, data relating to the Loans or information, whether or not provided for herein, as shall be reasonably requested, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee, the Noteholders or the Supervisory Servicer may reasonably require; provided, however, the Servicers shall be reimbursed for the reasonable cost of providing such additional reports.

         SECTION 5.2 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Servicers shall make any reports of foreclosures and abandonments of any Mortgaged Property required by the Code.

         SECTION 5.3 QUARTERLY STATEMENT AS TO COMPLIANCE. The Servicers will deliver to the Trustee, the Noteholders, the Rating Agency and the Supervisory Servicer, quarterly, no later than each April 15, July 15, October 15 and January 15, for each quarterly period ending on each March 31, June 30, September 30 and December 31, commencing on October 15, 2001, an Officer's Certificate in the form attached hereto as Exhibit F stating that (a) the Servicers have fully complied with the provisions of this Agreement, (b) a review of the activities of the Servicers during the preceding quarter and of the Servicers' performance under this Agreement has been made under such officer's supervision and (c) to the best of such officer's knowledge, based on such review, the Servicers have fulfilled all of their obligations, duties and responsibilities under this Agreement throughout such quarterly period (or, with respect to the first such report, since the Closing Date) and no Servicer Default exists, or, if there has been a default or failure in the fulfillment of any such obligation, specifying each such default or failure known to such officer and the nature and status thereof and the action being taken by the applicable Servicer to cure such default.




SERVICE AGREEMENT - PAGE 22

         SECTION 5.4 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. The Servicers at their expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Supervisory Servicer, the Noteholders, and each Rating Agency on or before May 1 of each year, commencing on May 1, 2002, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Servicers' performance of their servicing obligations and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted substantially in compliance in all material respects with the requirements of the standard servicing procedures outlined in the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions noted therein. In the event such firm requires the Trustee or the Supervisory Servicer to agree to the procedures performed by such firm, the Servicers shall direct the Trustee and the Supervisory Servicer in writing to so agree; it being understood and agreed that the Trustee and the Supervisory Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicers, and each of the Trustee and the Supervisory Servicer makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         SECTION 5.5 SERVICERS' FINANCIAL STATEMENTS; ANNUAL CERTIFICATION. Within one hundred twenty (120) days after the end of each fiscal year beginning with the fiscal year ending December 31, 2001, each Servicer shall submit to the Trustee, the Noteholders and the Rating Agency a copy of its annual audited financial statements or in the event the Servicers are not PMC and/or PMCT, a copy of the annual audited consolidated financial statement of its parent. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year beginning with the quarter ending September 30, 2001, each Servicer shall submit to the Trustee, the Noteholders and the Rating Agency a copy of its quarterly financial statements. This Section 5.5 notwithstanding, if the Supervisory Servicer assumes the role of Servicer, it shall not be obligated to submit copies of its quarterly financial statements. Such financial statements shall, to the extent required by the Securities Exchange Act of 1934, as amended, whether or not the Servicer is subject to such Act, include a balance sheet, income statement, statement of retained earnings, beneficiaries' (or shareholders') equity, statement of cash flows and all related notes and schedules and shall be in comparative form.


         Contemporaneously with the submission of the financial statements required by the preceding paragraph, the Servicers shall deliver to the Trustee, the Noteholders and the Rating Agency an Officer's Certificate in the form attached hereto as Exhibit G to the effect that:

         (a) such officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds or insurance required by Section
2.4 hereof are in full force and effect; and

         (b) the representations and warranties of such Servicer set forth in
Section 2.1 are true and correct in all material respects as if made on the date of such certification.

         Such Servicer shall also furnish and certify such other information as to its organization, activities and personnel as the Trustee, the Noteholders the Rating Agency or the Supervisory Servicer may reasonably request from time to time.




SERVICE AGREEMENT - PAGE 23

                                   ARTICLE 6
                                    DEFAULTS

         SECTION 6.1 SERVICER DEFAULTS. The happening of any one or more of the following events shall constitute a Servicer Default hereunder:

         (a) Any failure by either Servicer to make any payment, deposit, advance or transfer of funds required to be paid, deposited, advanced or transferred under the terms of this Agreement, and such failure continues unremedied for five (5) days after discovery by such Servicer of such failure or receipt by such Servicer of notice of such failure;

         (b) Failure on the part of either Servicer duly to observe or perform in any material respect any of its respective covenants or agreements contained in this Agreement or the Supervisory Servicing Agreement which continues unremedied for thirty (30) days after the earlier to occur of the Servicer obtaining actual knowledge of such failure or the Servicer's receipt of written notice of such failure or breach as the case may be; provided, however, if such failure shall be of a nature that it cannot be cured within thirty (30) days, such failure shall not constitute a Servicer Default hereunder if within such 30-day period the Servicer gives notice to the Trustee and the Supervisory Servicer of the corrective action it proposes to take, which corrective action is agreed in writing by the Trustee to be satisfactory and the Servicer shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than ninety (90) days after such notice is given;

         (c) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;

         (d) A Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property;

         (e) A Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payments of its obligations;

         (f) A Servicer shall cease to be an Eligible Servicer;

         (g) A material adverse change occurs in the financial condition of a Servicer, which change materially impairs the ability of the Servicer to perform its obligations under this Agreement; or





SERVICE AGREEMENT - PAGE 24

         (h) Any representation or warranty made by a Servicer in any Transaction Document proves to have been incorrect in any material respect when made, which has a material adverse effect on the Noteholders and which continues to have a material adverse effect or be incorrect in any material respect for a period of thirty (30) days after written notice of such inaccuracy, requiring it to be remedied, has been given to the Servicers by the Trustee, the Supervisory Servicer or any Noteholder; provided, however, if such inaccuracy is of a nature that it cannot be remedied within such 30-day period and the Servicer gives notices to the Trustee and the Supervisory Servicer of the corrective action it proposes to take, which corrective action is agreed in writing by the Trustee to be satisfactory and the Servicer shall thereafter pursue such corrective action diligently until such default is cured but in no event longer than ninety (90) days from the date of such notice.

         SECTION 6.2 NOTICE OF SERVICER DEFAULT. In the case of a Servicer Default referred to in Section 6.1 hereof or upon any termination of the Servicers pursuant to Article VII hereof, the Trustee shall immediately notify the Supervisory Servicer by telephone or telecopy (telephonic notice to be followed by written notice within one Business Day) and shall promptly notify the Rating Agency and the Holders in writing.

         SECTION 6.3 REMEDIES. So long as any such Servicer Default shall not have been remedied within any applicable cure period, the Trustee may, and at the written direction of the Required Holders shall, by notice in writing specifying the termination date to the Servicers and the Supervisory Servicer (and to the Trustee if given by the Holders), terminate all of the rights and obligations of the Servicers under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Servicers of such written notice, all authority and power shall pass to and be vested in the Supervisory Servicer pursuant to and under this Section; and, without limitation, the Supervisory Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the purposes of such notice of termination, whether to complete the transfer and assignment of the Loans and related documents or otherwise. All reasonable costs and expenses (including, without limitation, attorneys' fees) of the Trustee, the Supervisory Servicer or the Servicers incurred in connection with such termination and transfer will be at the expense of the Servicers. The Servicers agree to cooperate with the Supervisory Servicer and the Trustee in effecting the termination of the Servicers' responsibilities and rights hereunder, including, without limitation, the transfer to the Supervisory Servicer for administration by it of any cash amounts held by the Servicers or thereafter received relating to the Loans and all Servicer Loan Files. In addition to any other amounts which are then, or, notwithstanding the termination of their activities as Servicers, may become payable to the Servicers under this Agreement, the applicable Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Loan due during a Collection Period prior to the notice of termination received pursuant to this Section 6.3 and received after such notice, that portion of such payment which it would have received pursuant to Section 3.8 hereof if such notice had not been given.

         SECTION 6.4 ADDITIONAL REMEDIES OF TRUSTEE UPON SERVICER DEFAULTS. Upon any Servicer Default, the Trustee, in addition to the rights specified in
Section 6.3 hereof, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in





SERVICE AGREEMENT - PAGE 25
equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Default.

         SECTION 6.5 SUPERVISORY SERVICER TO ACT; APPOINTMENT OF SUCCESSOR. On the effective date of any resignation of the Servicers pursuant to Section 7.1 hereof or on the date the Servicers are removed as servicer pursuant to this
Article VI, the Supervisory Servicer (or any successor appointed by the Supervisory Servicer pursuant to the Supervisory Servicing Agreement) hereof shall be the successor in all respects to the Servicers in their capacity as servicers under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicers by the terms and provisions hereof in accordance with and subject to the terms and conditions of the Supervisory Servicing Agreement; provided, however, that the Supervisory Servicer or successor Servicer shall not be liable for any acts or omissions of the Servicers occurring prior to such succession or for any breach by the Servicers of any of their representations or warranties contained herein or in any related document or agreement. The Supervisory Servicer (or other successor) shall assume all of the rights and obligations of the Servicers in accordance with the terms and conditions of the Supervisory Servicing Agreement which shall control over any provisions herein covering the same subject matter. The Servicers shall, upon request of the Trustee or the Supervisory Servicer but at the expense of the Servicers, deliver to the Supervisory Servicer (or other successor), all Servicer Loan Files, documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of any amounts collected and held by the Servicers and otherwise use their reasonable efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.


         The Servicers agree to cooperate with the Trustee and the Supervisory Servicer or any other successor servicer in effecting the termination of the Servicers' servicing responsibilities and rights hereunder and shall promptly provide the Supervisory Servicer or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicers' functions hereunder and shall promptly also transfer to the Supervisory Servicer or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Lockbox Account by the Servicers or which are thereafter received with respect to the Loans. Neither the Trustee, the Supervisory Servicer nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicers to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicers hereunder. The Supervisory Servicer shall provide written notice of each appointment of a successor to the Servicers hereunder, other than the Supervisory Servicer, to each Holder and the Rating Agency, and the Trustee.

         SECTION 6.6 WAIVER OF DEFAULTS. The Trustee (with the written consent of the Required Noteholders and with notice to the Rating Agency) may, on behalf of all Noteholders, waive any events permitting removal of the Servicers as servicers pursuant to this Article VI.





SERVICE AGREEMENT - PAGE 26

Upon any waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                                   ARTICLE 7
                                   TERMINATION

         SECTION 7.1 SERVICERS NOT TO RESIGN. The Servicers shall not assign this Agreement or resign from the obligations and duties hereby imposed on them except by mutual consent of the Servicers and the Trustee (with the Required Noteholders' consent), or upon the determination that the Servicers' duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicers. Any such determination permitting the resignation of the Servicers shall be evidenced by a Certificate of an Authorized Officer of the Servicers to such effect delivered to the Trustee, the Noteholders, the Supervisory Servicer and the Rating Agency. No such resignation shall become effective until a successor has assumed the Servicers' responsibilities and obligations hereunder in accordance with Section 6.5.

         SECTION 7.2 TERM OF AGREEMENT. This Agreement shall continue in existence and effect until the earlier of (a) the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, (b) the payment in full of the Notes in accordance with the Indenture, in addition to all other amounts payable thereunder, and the discharge of the Indenture in accordance with the terms thereof, or (c) mutual consent of the Servicers, the Trustee, the Supervisory Servicer and all Holders in writing.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 AMENDMENT. This Agreement may be amended from time to time by the Servicers, the Issuer and the Trustee (acting at the written direction of the Required Noteholders) by written agreement, with thirty (30) days prior written notice to the Rating Agency and with prior written notice to and consent of the Supervisory Servicer. Notwithstanding the foregoing, this Agreement may be amended without the written direction of the Required Noteholders to modify any provisions of this Agreement required by the Rating Agency to maintain the rating of the Notes or to cure any ambiguity, defect, omission, conflict or inconsistency in this Agreement or between the terms of this Agreement and any other document executed or delivered in connection herewith. This Agreement may also be amended without the written direction of the Required Noteholders, so long as such amendment does not materially adversely affect the rights of the Noteholders.

         SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.




SERVICE AGREEMENT - PAGE 27

         SECTION 8.3 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be duly given if addressed to the appropriate Notice Address and delivered by hand or sent by nationally recognized express courier, or mailed by registered mail, postage prepaid, or transmitted by telecopy, and shall be effective upon receipt, except when telecopied, in which case, any such communication shall be effective upon telecopy against receipt of answer back or written confirmation thereof.

         SECTION 8.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

         SECTION 8.5 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Servicers shall be rendered as independent contractors and not as agents for the Trustee.

         SECTION 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         SECTION 8.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Servicers, the Issuer, the Supervisory Servicer and the Trustee and their respective successors and assigns.

         SECTION 8.8 NOTIFICATION TO RATING AGENCY AND NOTEHOLDERS. The Trustee shall give prompt notice to the Rating Agency and the Noteholders of the occurrence of any of the following events of which it has received notice: (a) any modification or amendment to this Agreement, the Indenture or any other Transaction Documents, (b) any proposed removal, replacement, resignation or change of the Trustee or the Servicers, (c) any Event of Default under the Indenture or any Servicer Default and (d) the final payment in full of the Notes. Whenever the terms of this Agreement require that notice or reports be given to the Rating Agency or the Noteholders, the Person to provide such notice or reports shall first give them to the Trustee who shall provide them to the Rating Agency or the Noteholders, as applicable. Additionally, the Trustee, upon receipt, shall provide copies to the Rating Agency and the Noteholders of all compliance reports, Determination Date Reports, financial statements, operating reports, environmental reports and any and all other reports received by the Trustee from the Servicers, the Issuer or the Supervisory Servicer from time to time to the extent such reports have not been otherwise forwarded to the Rating Agency and the Noteholders pursuant to the provisions of this Agreement or the other Transaction Documents.

         SECTION 8.9 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a





SERVICE AGREEMENT - PAGE 28
waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         SECTION 8.10 TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         SECTION 8.11 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         SECTION 8.12 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers and at their expense upon the written request of the Trustee.

         SECTION 8.13 FURTHER ASSURANCES Notwithstanding any other provision of this Agreement, neither Trustee nor the Supervisory Servicer shall have any obligation to consent to any amendment or modification of this Agreement unless it has been provided reasonable security or indemnity against its out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith by the person requesting the amendment. To the extent permitted by law, each Servicer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as the Trustee may reasonably request to effectuate the intention of or facilitate the performance of this Agreement.



           [The immediately following page contains the signatures.]




SERVICE AGREEMENT - PAGE 29

         IN WITNESS WHEREOF, the Issuer, the Servicers, the Supervisory Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                         PMC CAPITAL, INC., as a Servicer


                         By: /s/ JAN F. SALIT
                            ------------------------------------------------
                              Jan F. Salit
                              Executive Vice President

                         PMC COMMERCIAL TRUST, as a Servicer


                         By: /s/ JAN F. SALIT
                            ------------------------------------------------
                              Jan F. Salit
                              Executive Vice President

                         BNY MIDWEST TRUST COMPANY,
                         as Trustee


                         By: /s/ ROBERT D. FOLTZ
                            ------------------------------------------------
                              Robert D. Foltz
                              Vice President

                         BNY MIDWEST TRUST COMPANY,
                         as Supervisory Servicer


                         By: /s/ ROBERT D. FOLTZ
                            ------------------------------------------------
                              Robert D. Foltz
                              Vice President

                         PMC JOINT VENTURE, L.P. 2001,
                         as Issuer

                         By:  PMC Joint Venture LLC 2001
                              Its General Partner

                              By: /s/ JAN F. SALIT
                                 -------------------------------------------
                                     Jan F. Salit
                                     Executive Vice President




SERVICE AGREEMENT - PAGE 30